EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED
THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED MATERIAL IS MARKED WITH A [****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. TWO
TO
AMENDED AND RESTATED
PRIVATE LABEL CREDIT CARD PLAN AGREEMENT
BETWEEN COMENITY BANK
AND
STAGE STORES, INC.
SPECIALTY RETAILERS, INC.

THIS AMENDMENT NO. TWO (“Amendment No. 2”) to that certain AMENDED AND RESTATED PRIVATE LABEL CREDIT CARD PLAN AGREEMENT entered into as of the 8th day of August, 2012 and effective as of the 1st day of August 2012 (the “Agreement”) by and between Stage Stores, Inc. (“SSI”) and Specialty Retailers, Inc. (“SRI”) (with SSI and SRI hereinafter collectively referred to as “Stage”) and Comenity Bank (formerly known as World Financial Network Bank) (“Bank”), is entered into by and between Bank and SSI and will be effective as of February 13, 2014 (the “Amendment No. 2 Effective Date”).

WHEREAS, Stage and Bank previously entered into the Agreement pursuant to which, among other things, Stage requested Bank to, and Bank agreed to, extend credit to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Stage through designated Sales Channels and to issue Credit Cards to qualifying individuals under the Stage Nameplates.

WHEREAS, SRI, the wholly owned operating subsidiary of SSI and currently the employer of all Stage employees, signed the Agreement solely for purposes of Section 13.1(a) of the Agreement, thereby agreeing that the Amended and Restated Private Label Credit Card Program Agreement dated March 5, 2004 by and among SSI, SRI and Bank was terminated in its entirety upon the full execution of the Agreement and thereby terminating SRI’s status as a separate party to the Agreement effective August 1, 2012.

WHEREAS, SSI and Bank entered into Amendment No. One to the Agreement effective as of February 1, 2013

WHEREAS, SSI and Bank now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, SSI and Bank agree as follows:

1.	Definitions; References. Capitalized terms not otherwise defined in this Amendment No. 2 are used herein as defined in the Agreement.

2.
Section 3.6(b) Credit Decisions - Test Credit Program. Pursuant to Section 3.6(b) of the Agreement, Bank hereby agrees to make available under the Plan the Test Credit Program described in Schedule 3.6(b)-1 attached hereto, subject to the terms and conditions contained therein.

3.	Consideration; Fees. SSI and Bank agree that SSI shall pay [****] per Account opened under the Test Credit Program (the "Test Program Fee").

4.
Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

5.
General. This Amendment No. 2 shall not be changed, modified or amended except in writing and signed by both of the parties hereto. Except as specifically amended in this Amendment No. 2, the provisions of the Agreement, as amended, remain unaffected and in full force and effect. The provisions of this Amendment No. 2 shall prevail in the event of any conflict between the provisions hereof and the provisions of the Agreement.

IN WITNESS WHEREOF, SSI and Bank have executed this Amendment No. 2 in manner and form sufficient to bind them as of the Amendment No. 2 Effective Date.

STAGE STORES, INC.		COMENITY BANK (formerly known as WORLD FINANCIAL NETWORK BANK)

By:	/s/ Oded Shein n	By:	/s/ John J. Coane n

	Oded Shein n		John J. Coane n
Printed Name		Printed Name

	EVP - CFO n		President n
Title		Title

Schedule 3.6(b)-1

Test Credit Program
(Employee Plan)

(a)    The Employee Plan. Bank shall establish a test Account program pursuant to and subject to the terms and conditions of this Schedule 3.6(b)-1 (the “Employee Plan”). Accounts issued under the Employee Plan shall be referred to as “Employee Plan Accounts” and, for purposes of this Schedule 3.6(b)-1, shall continue to be Employee Plan Accounts irrespective of any termination, retirement or other change of status of such Employee.

(b)    Establishment of Employee Plan Accounts. Subject to the terms and conditions of this Schedule 3.6(b)-1, the Employee Plan shall be available to each Employee of Stage who (i) submits a completed application to Bank on a form specially designated by Bank as an Employee application and by a delivery method (as agreed upon by the parties) that signifies to Bank that the applicant is an Employee of Stage (each, an “Employee Plan Account Application”); and (ii) meets the Employee Plan Account Application Criteria (defined below). For purposes of this Schedule 3.6(b)-1, the term “Employee” shall mean (i) any full-time or part-time employee of Stage after the Amendment No. 2 Effective Date; and (ii) any person who was a full-time or part-time employee of Stage prior to the Amendment No. 2 Effective Date and who retired from Stage, but applies for a Card prior to March 31, 2014.

(c)    Applications for Employee Plan Accounts. Notwithstanding Section 3.5 of the Agreement, Employee-Applicants must submit Employee Plan Account Applications in order to qualify for the Employee Plan. For clarity, Employee Plan Account Applications shall be treated in a manner that is consistent with the treatment of mail-in applications for purposes of calculating the measurement periods, penetration rates and targets set forth on Schedule 1.3(e) and Schedule 3.5(e) of the Agreement. For further clarity, Employee Plan Account Applications that meet the criteria for a Valid Application as defined in Schedule 3.5(e) shall be considered Valid Applications for purposes of Schedule 3.6. If the Employee-Applicant satisfies the Employee Plan Account Application Criteria set forth in Section (d), below, then Bank shall issue an Employee Plan Account to such Employee-Applicant.

(d)    Employee Plan Account Application Criteria. The “Employee Plan Account Application Criteria” shall be comprised of the following:

(i)    The Employee-Applicant delivers to Bank an Employee Plan Account Application that includes all of the information requested by Bank in such application; and

(ii)    Bank verifies the identity of the Employee-Applicant in accordance with its then-current policies and procedures and requirements of Applicable Law (e.g., US PATRIOT ACT); and

(iii)    The Employee Plan Account Application passes the Bank’s then-current security screening procedures, including those required by Applicable Law and for detecting fraudulent applications; and

(iv)    Bank’s underwriting of the Employee Plan Account satisfies requirements of Applicable Law including requirements of the CARD ACT and its implementing regulations (e.g., satisfaction of requirements regarding applicants for a credit card who have not attained the age of 21, consideration of the applicant’s ability to repay., etc.); and

(v)    The Employee-Applicant accepts the terms and conditions of the Credit Card Agreement applicable to her/his Employee Plan Account.

(e)    Plan Committee. The parties acknowledge and agree that the Plan Committee provisions set forth in Schedule 3.1 of the Agreement shall apply to the Employee Plan, subject to the specific provisions set forth in this Schedule 3.6(b)-1, including Section (g) below, which shall control. Without limiting the generality of the foregoing, Operating Procedures, including the Employee Plan Account Application Criteria shall be a Bank Matter.

(f)    Treatment of Employee Plan Accounts. Except as otherwise provided in this Schedule 3.6(b)-1, each reference to “Account(s)” in the Agreement shall include “Employee Plan Account(s)” and the parties respective rights and obligations hereunder relative to the Plan shall also apply to the Employee Plan.

(g)    Term and Termination of the Employee Plan

(i)    Bank agrees to test the Employee Plan for [****] consecutive months from the Amendment No. 2 Effective Date (the “Employee Plan Initial Term”) and to evaluate the Employee Plan to help determine if Bank desires to continue the Employee Plan after the Employee Plan Initial Term.

(ii)    Notwithstanding the foregoing, Bank may notify SSI in writing at any time: (i) after the end of the [****] month of the Employee Plan Initial Term and before thirty (30) days after the end of the Employee Plan Initial Term of its desire to alter or discontinue the Employee Plan for any reason. The parties will discuss the disposition of the Employee Plan at the next regularly scheduled Plan Committee meeting, or if the next Plan Committee meeting will not occur for more than thirty (30) days, then the parties agree to hold a special Plan Committee meeting within thirty (30) days of SSI’s receipt of Bank’s notice. The following shall apply in the event of a notice by Bank pursuant to this Section (g)(ii):

(x)
Bank shall provide to the Plan Committee in writing Bank's basis for altering or desire to terminate the Employee Plan to address any concern the Bank may have with respect to the Employee Plan. The Plan Committee shall endeavor to deliberate on the Bank's proposal, if applicable, and endeavor to mutually agree upon the alteration or disposition of the Employee Plan, including the timing of such disposition.

(y)
If the Plan Committee does not reach agreement on the alteration or disposition of the Employee Plan within thirty days after the Plan Committee meeting in which the matter was discussed, the parties shall follow the escalation process set forth in Section D of Schedule 3.1 to resolve the matter unless the Bank has requested termination of the Employee Plan.

(z)
If after the escalation process set forth in Section D of Schedule 3.1 has been exhausted and the parties have failed to agree to the terms of continuing the Employee Plan, or if the Bank has requested the termination of the Employee Plan, the parties shall cooperate in good faith to wind down the Employee Plan and the Bank shall cease accepting new Employee Plan account applications once the Employee Plan is terminated.

(iii)    In the event the Employee Plan is not terminated pursuant to Section (g)(ii) then, within thirty (30) days (before or after) each twelve (12) month anniversary date of the last day of the Employee Plan Initial Term, the Bank may notify SSI in writing at any time of its desire to alter or discontinue the Employee Plan as a result of the profitability of the Employee Plan in accordance with the following procedure:

(x)
Bank shall provide to the Plan Committee in writing Bank’s basis for altering the Employee Plan to address profitability of the Employee Plan, and the Plan Committee shall deliberate on Bank’s proposal(s). The Plan Committee shall endeavor to mutually agree upon the alteration or disposition of the Employee Plan, including the timing of such disposition.

(y)
If the Plan Committee does not reach agreement on the alteration or disposition of the Employee Plan within thirty (30) days after the Plan Committee meeting in which the matter was discussed, then the parties shall follow the escalation process set forth in Section D of Schedule 3.1 to resolve the matter.

(z)
If after the escalation process set forth in Section D of Schedule 3.1 has been exhausted and the parties have failed to agree to the terms of continuing the Employee Plan, the parties shall cooperate in good faith to timely wind down the Employee Plan. At a minimum, Bank shall cease accepting new Employee Plan Account Applications once the Employee Plan is terminated.

(iv)    Notwithstanding anything in this Schedule 3.6(b)-1 or Schedule 3.1 to the contrary: (A) Bank may discontinue the Employee Plan immediately by written notice on the basis of Bank’s belief that the continued offering of the Employee Plan violates Applicable Law (including any court or agency decisions and orders and staff interpretations and guidance from applicable regulatory agencies, all as determined by the reasonable opinion of Bank’s counsel) and (B) SSI may terminate the Employee Plan immediately by written notice to Bank on the basis of SSI’s belief that the continued offering of the Employee Plan violates Applicable Law (including any court or agency decisions and orders and staff interpretations and guidance from applicable regulatory agencies, all as determined by the reasonable opinion of SSI’s counsel).

(v)    Following the discontinuation or termination of the Employee Plan, in accordance with the terms of this Schedule 3.6(b), Bank shall (A) cease to accept new Employee Plan Account applications pursuant to the terms of this Schedule 3.6(b); and (B) continue to support Accounts opened under the Employee Plan prior to the discontinuation or termination of the Employee Plan.

(vi)    For clarity, Bank will continue to offer the Employee Plan after expiration of the Employee Plan Initial Term unless and until the Employee Plan is discontinued or terminated in accordance with the terms of this Schedule 3.6(b)-1.